Exhibit 10.1

FIRST AMENDMENT TO AGREEMENT OF SALE

THIS FIRST AMENDMENT TO AGREEMENT OF SALE (this “Amendment”) is dated as of July 16, 2021 and is between [REDACTED] (“Purchaser”), and MDR GREENSBORO, LLC, a Delaware limited liability company (“MDR”), PMI GREENSBORO, LLC, a Delaware limited liability company (“PMI), and MDR GREENSBORO HI TRS, LLC, a North Carolina limited liability company (“TRS,” and collectively with MDR and PMI, “Seller”). Seller and Purchaser are collectively referred to herein as the “Parties.”

RECITALS

A.	Purchaser and Seller are the parties to that certain Agreement of Sale dated as of June 2, 2021 for the purchase of real property and improvements commonly known as the Hampton Inn Greensboro Airport Hotel located at 7803 National Service Road, Greensboro, North Carolina 27409 (the “Purchase Agreement”).

B.	The Parties desire to amend the Purchase Agreement pursuant to the terms contained in this Amendment.

AMENDMENT

NOW, THEREFORE, in consideration of the above recitals and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties agree as follows:

1.      Delivery of Estoppels. The Purchase Agreement is hereby amended by adding a new Section 7.8, as set forth below, and adding the exhibits attached to this Amendment to the end of the Purchase Agreement:

7.8	Delivery of Estoppels.

Seller shall use commercially reasonable efforts to deliver to Purchaser executed versions of the following estoppels no later than two (2) business days prior to the Closing Date:

(a)            an executed estoppel from the Deep River Corporate Center Property Owners Association, Inc., a North Carolina nonprofit corporation, substantially in the form attached to this letter as Exhibit “E-1” (the “Deep River Estoppel”);

(b)            an executed estoppel from Idlewild/Deep River Property Owners Association, a North Carolina nonprofit corporation, substantially in the form attached to this letter as Exhibit “E-2” (the “Idlewild Estoppel”);

(c)            an executed estoppel from Volvo White Truck Corporation (or its successor in interest) substantially in the form attached to this letter as Exhibit “E-3” (the “Volvo Estoppel”);

(d)            an executed estoppel from HM Partnership, a North Carolina general partnership, (or its successor in interest) substantially in the form attached to this letter as Exhibit “E-4” (the “HM Estoppel”); and

(e)            an executed estoppel from Volvo Group North America, LLC, a Delaware limited liability company, substantially in the form attached to this letter as Exhibit “E-5” (the “Parcel D Estoppel”).

2.     Estoppels as Purchaser Condition to Closing. Section 5.2 of the Purchase Agreement is hereby amended by inserting the following as a new Section 5.2(f), new Section 5.2(g), and new Section 5.2(h) directly below the existing Section 5.2(e):

(f)             Seller delivers to Purchaser no later than two (2) business days prior to the Closing Date the Deep River Estoppel only with information added by, changes made by, and attachments provided by, Deep River Corporate Center Property Owners Association, Inc. that do not materially adversely affect the Property or Purchaser’s planned ownership of the Property, as reasonably determined by Purchaser.

(g)            Seller delivers to Purchaser no later than two (2) business days prior to the Closing Date the Idlewild Estoppel only with information added by, changes made by, and attachments provided by, the Idlewild/Deep River Property Owners Association that do not materially adversely affect the Property or Purchaser’s planned ownership of the Property, as reasonably determined by Purchaser.

(h)            If Seller delivers to Purchaser the Volvo Estoppel, the HM Estoppel, or the Parcel D Estoppel (the delivery of which is not a condition to closing for the benefit of Purchaser), no information added to or changes made to any of these delivered estoppels shall reflect a material default or violation by the Property or Seller.

3.     CCR’s Representation. The Purchase Agreement is hereby amended by adding a new Section 3.21, as set forth below:

3.21    CCR’s.

To Seller’s knowledge, neither Seller nor the Property is in breach of or violation of, or with the passage of time, giving of notice, or both would become in breach of or violation of, any of the documents listed in title exception 3 of the Commitment for Title Insurance for the Real Property with a Commitment Date of June 7, 2021 and Commitment No. 2021024440, Revision 1 issued by Tryon Title Agency, LLC, as agent for First American Title Insurance Company.

4.     Waiver of Due Diligence. Purchaser hereby waives its right to terminate the Purchase Agreement pursuant to Purchase Agreement Section 2.3(b).

5.      Counterparts. Electronic transmission (by PDF or other) of this Amendment and any signatures thereon shall be considered for all purposes as originals; and this Amendment may be executed in one or more counterparts, each of which shall be deemed to be an original, but all of which shall constitute one and the same Amendment.

6.      Terms and Provisions. In the event any conflicts exist between the terms of this Amendment and the terms of the Purchase Agreement, the terms of this Amendment shall control and the terms of the Purchase Agreement shall be amended accordingly. Except as amended and modified herein, the remaining terms and provisions of the Purchase Agreement shall remain in full force and effect as originally set forth therein. Except as amended and modified herein, the Parties ratify and reaffirm the terms and conditions of the Purchase Agreement.

IN WITNESS WHEREOF, the parties have executed and delivered this Amendment to be effective as of the date first above written.

PURCHASER:

[REDACTED]

By:	[REDACTED]

Name:

First Amendment to Agreement of Sale-Signature Page

IN WITNESS WHEREOF, the parties have executed and delivered this Amendment to be effective as of the date first above written.

SELLER:

MDR Greensboro, LLC,

a Delaware limited liability company

By:	/s/ William R. Elliott
William R. Elliott, Authorized Signatory

PMI Greensboro, LLC,

a Delaware limited liability company

By:	Peter Mueller, Inc., a Virginia corporation
Its:	Manager

By:	/s/ Kurt A Shirm
Kurt A. Schirm, President

MDR Greensboro HI TRS, LLC,

a North Carolina limited liability company

By:	/s/ William R. Elliott
Name:	William R. Elliott
Title:	Authorized Signatory